Exhibit 99.2

ARTICLES OF AMENDMENT

TO THE FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

MINTO BUILDERS (FLORIDA), INC.

WITH RESPECT TO

3.5% SERIES A CUMULATIVE REDEEMABLE
PREFERRED STOCK

i

ARTICLES OF AMENDMENT

TO THE FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

MINTO BUILDERS (FLORIDA), INC.

WITH RESPECT TO 207,000 SHARES OF

3.5% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

The undersigned hereby certify to the State of Florida Department of State that:

FIRST:  The name of the corporation is Minto Builders (Florida), Inc. (the “Corporation”).

SECOND:  Under a power contained in Section 607.0602 of the Florida Business Corporation Act and Article III of the Corporation’s First Amended and Restated Articles of Incorporation (which, as hereafter restated or amended from time to time, are together with these Articles of Amendment herein called the “Articles”), the Board of Directors, by resolution duly adopted through a unanimous written consent dated October 7, 2005, classified and designated 207,000 shares of unissued preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) as 3.5% Series A Cumulative Redeemable Preferred Stock with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which hereafter shall be deemed to be a part of Article III of the Articles, with any necessary or appropriate changes to the enumeration or lettering of any section or subsection thereof.

1.                                       Designation.  A series of Preferred Stock, designated as “3.5% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Shares”), is hereby established.  The number of shares constituting such series shall be 207,000.  The par value of the Series A Preferred Shares is $0.01 per share, which is not a change in the par value of the Preferred Stock as set forth in the Articles.  All capitalized terms used in the terms of the Series A Preferred Shares (the “Articles of Amendment”) and not otherwise defined shall have the meaning given to such terms in Paragraph 15 hereof.

2.                                       Rank.  The Series A Preferred Shares shall, with respect to rights to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (a) senior to the common stock, par value $1.00 per share, of the Corporation (“Common Stock”) and any other class or series of capital stock issued by the Corporation the terms of which provide that such class or series of capital stock shall rank junior to such Series A Preferred Shares as to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (“Junior Stock”); (b) on a parity with any other class or series of capital stock issued by the Corporation other than those referred to in clauses (a) and (c) that specifically provide that such class or series of capital stock ranks, as to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, on a parity with the Series A Preferred Shares (“Parity Stock”); and (c) junior to any class or series of capital stock issued by the Corporation, the terms of which specifically provide that such class or series, as to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, ranks senior to the Series A Preferred Shares (“Senior Stock”).  The term “capital stock” shall not include convertible debt securities.

3.                                       Dividends.

(a)                                  Subject to the preferential rights of the holders of Senior Stock, the holders of Series A Preferred Shares, in preference to the holders of all Junior Stock, shall be entitled to receive when, as and if authorized by the Board of Directors out of funds legally available therefor, cumulative quarterly preferential cash dividends on each share of Series A Preferred Shares equal to 3.5% per annum of the sum of (i) the $1,276 liquidation preference per share (equivalent to a fixed annual amount of $44.66 per share) and (ii) all accumulated and unpaid dividends accrued thereon pursuant to this Paragraph 3(a) (the “Series A Dividends”).  The Series A Dividends shall begin to accrue and shall be fully cumulative from the date of original issuance, whether or not authorized by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and will be calculated and compounded quarterly and payable quarterly, when, as and if authorized by the Board of Directors, in arrears on last day of December, March, June and September of each year commencing December 31, 2005 (each a “Dividend Payment Date”), prorated for the initial period from the date of original issuance through, and including, December 31, 2005. The amount of the Series A Dividends payable for any period will be computed on the basis of a 360-day year consisting of 12 30-day months; and for any period shorter or longer than a full quarterly period for which Series A Dividends are computed, the amount of the Series A Dividends payable will be computed on the basis of the actual number of days elapsed.  Such dividends shall commence to accrue on each share of Series A Preferred Shares from the date of original issuance and shall continue to accrue and compound quarterly thereon until all amounts payable upon liquidation or redemption of the Series A Preferred Shares are paid in full in cash.  Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Shares which remains payable. Dividends shall be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  As used herein, the term “dividend period” for the Series A Preferred Shares shall mean the period from and including the date of original issuance and ending on and including the next Dividend Payment Date, and each subsequent period from but excluding such Dividend Payment Date and ending on and including the next following Dividend Payment Date.

(b)                                 When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares for all past dividend periods and the then current dividend period, and there is outstanding any other class or series of Parity Stock upon which dividends have also not been paid in full, all dividends authorized and declared upon the Series A Preferred Shares and such other class or series of Parity Stock shall be declared pro rata so that the amount of dividends authorized and declared per share of Series A Preferred Shares and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Shares and such other class or series of Parity Stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Stock does not have a cumulative dividend) bear to each other.  If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Shares, such payment shall be made pro rata among each Series A Preferred Share.

(c)                                  Except as provided in Paragraph 3(b) above, unless full cumulative dividends have been or contemporaneously are declared and paid in full (or a sum sufficient for the full payment thereof set apart for such payment) on the Series A Preferred Shares for all past dividend periods and the then current dividend period, the Corporation shall not authorize, declare, pay or set apart for payment any dividends, or authorize, declare, or make any other distribution, on any class or series of Parity Stock or Junior Stock for any period, nor shall any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such class or series of Parity Stock or Junior Stock) by the Corporation (except (i) by conversion into or exchange for any other class or series of Junior Stock or (ii) the redemption, purchase or acquisition by the Corporation of any class or series of capital stock of the Corporation pursuant to Article VI of the Articles for the purpose of preserving the Corporation’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”)).

4.                                       Liquidation Preference.

(a)                                  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Shares shall be entitled, out of assets of the Corporation legally available for distribution to its shareholders remaining after payment or provisions for payment of the Corporation’s debts and other liabilities and subject to the rights of other holders of any class or series of Parity Stock or Senior Stock but before any distribution is made on any class or series of Junior Stock, to a liquidating amount in cash (the “Series A Liquidation Amount”) equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.

(b)                                 If, upon any such voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation legally available for distribution to its shareholders are insufficient to permit the payment of the Series A Liquidation Amount in full, then the entire assets of the Corporation remaining after the payment of, or provision for the payment of, the Corporation’s debts and other liabilities shall be distributed among the holders of the Series A Preferred Shares ratably in proportion to the full preferential amounts to which they would otherwise be respectively entitled on account of their Series A Preferred Shares.  In the event that there are outstanding any shares of any class or series of Parity Stock at the time of any such voluntary or involuntary liquidation, dissolution or winding-up, all payments of liquidating distributions on the Series A Preferred Shares and such other class or series of Parity Stock shall be made so that the payments on the Series A Preferred Shares and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that the respective rights of the Series A Preferred Shares and such other class or series of Parity Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Corporation bear to each other.  The liquidation preference of the outstanding Series A Preferred Shares will not be added to the liabilities of the Corporation for purposes of determining whether under Florida law, a distribution by dividend, redemption or otherwise, may be made to shareholders of the Corporation whose preferential rights upon liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, are junior to those of holders of Series A Preferred Shares.

(c)                                  Consolidation, Merger, etc.  A consolidation or merger of the Corporation with or into any other corporation or corporations (a “merger”), or a Sale of the Corporation, or the effectuation by the Corporation of a transaction or a series of related transactions in which more than 50% of the Voting Power of the Corporation is transferred (other than in connection with purchases of shares of special voting stock contemplated by the Purchase Agreement) (a “reorganization”) shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph 4.  Any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be an involuntary liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to the holders of Series A Preferred Shares are not adversely affected by such reorganization.

(d)                                 Exceptions. Notwithstanding the foregoing, a consolidation, merger, Sale of the Corporation or a reorganization shall not be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of Paragraph 4(c) if the holders of the Requisite Percentage of the Series A Preferred Shares waive in writing, within ten days after the approval of such transaction by such holders, the provisions of the preceding Paragraph 4(c).

(e)                                  Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(f)                                    After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares shall have no right or claim to any of the remaining assets of the Corporation.

5.                                       Voting.

(a)                                  Subject to Paragraph 5(b), each share of Series A Preferred Shares (voting together as a single class with all Common Stock) will be entitled to cast one vote per Series A Preferred Share with respect to all matters on which the holders of Common Stock are entitled to vote.

(b)                                 Restricted Actions.  Subject to the rights of any class or series of Preferred Stock of the Corporation that may hereafter be created, authorized and issued in compliance with these Articles of Amendment, the affirmative vote of the holders of the Requisite Percentage of Series A Preferred Shares, acting by written consent or voting separately as a single class in person or by proxy, at an annual or special meeting of shareholders called for the purpose, shall be necessary to authorize the Corporation to take any of the following actions (each a “Restricted Action”):

(i)                                     amend, repeal or change, directly or indirectly, any of the provisions of the Articles, these Articles of Amendment, the Bylaws of the Corporation (the “Bylaws”) or any organizational document of any Subsidiary, including the authorization, creation or issuance of new classes or series of shares of capital stock;

(ii)                                  issue, or cause its Subsidiaries to issue (or authorize the foregoing), any equity security other than in accordance with the terms of the Purchase Agreement;

(iii)                               authorize or effect the declaration, payment or setting apart for payment, of dividends or other distributions or cause any Subsidiary which is not a wholly-owned Subsidiary to authorize or effect the declaration, payment or setting apart for payment, of any dividends or other distributions (whether in cash, capital stock or otherwise) upon any of its securities (other than in accordance with the organizational documents of such Subsidiary the terms and provisions of which were approved by holders of the Requisite Percentage of the Series A Preferred Shares); provided, however, that the Corporation, subject to Paragraph 3(c) hereof, may authorize or effect the declaration, payment or setting apart for payment, of dividends on the Series A Preferred Shares and thereafter to holders of Junior Stock which may be paid monthly but which on an aggregate quarterly basis may not exceed the FFO for the previous quarter; provided however, that the Corporation may pay additional dividends to Junior Stock to enable the Corporation to distribute an aggregate amount equal to the sum of (1) its anticipated real estate investment trust taxable income as defined in Section 857(b)(2) of the Code each taxable year and (2) its anticipated net capital gain for the taxable year);

(iv)                              authorize or effect a repurchase or redemption of any of the Corporation’s securities other than in accordance with the Shareholders Agreement or Supplemental Shareholders Agreement;

(v)                                 enter into any contract or understanding, to cause, any of its Subsidiaries, to consolidate, merge with, or convey, transfer or lease its, or its Subsidiaries’, assets substantially as an entirety, to any corporation or other entity, or engage, or cause its Subsidiaries’ to engage, in any recapitalization;

(vi)                              sell, transfer or otherwise dispose of any of its assets or properties pursuant to a liquidation, winding-up, bankruptcy, or insolvency of the Corporation or any of its Subsidiaries or their respective assets or otherwise engage in any liquidation, dissolution or winding up of the affairs of the Corporation;

(vii)                           make or revoke any election with respect to the Corporation’s qualification to be taxed as a REIT under the Code;

(viii)                        any changes to the size of the Board of Directors;

(ix)                                any transaction, agreement, payment of fees or other arrangement between the Corporation and any Affiliate of the Corporation, Inland or the Inland Group, other than that provided for in the Management Agreements or specifically permitted in the Put/Call Agreement, Shareholders Agreement or Supplemental Shareholders Agreement;

(x)                                   any changes to the name of the Corporation; or

(xi)                                any redomiciliation of the Corporation.

(c)                                  Approval.  The approval rights of the holders of Series A Preferred Shares to authorize the Corporation to take any Restricted Action may be exercised at any annual meeting of shareholders, at a special meeting of the holders of Series A Preferred Shares held for such purpose or by written consent.  At each meeting of shareholders at which the holders of Series A Preferred Shares shall have the right, voting separately as a single class, to authorize the Corporation to take any Restricted Action, the presence in person or by proxy of the holders of the Requisite Percentage of Series A Preferred Shares entitled to vote on the matter shall be necessary and sufficient to constitute a quorum.  At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of Series A Preferred Shares, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of Series A Preferred Shares from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

6.                                       Board of Directors; Committees.

(a)                                  Board Composition.  So long as any Series A Preferred Shares are outstanding and subject to the rights of any other class or series of shares of Preferred Stock that may be authorized, created and issued in compliance with these Articles of Amendment, the number of directors constituting the Board of Directors and the election of such directors shall be determined as follows (in each case, by a majority of those entitled to vote):  (i) the Board of Directors shall consist at all times of five persons; (ii) the holders of the Series A Preferred Shares, voting separately as a single class, shall be entitled to elect two members of the Board of Directors (the “Series A Directors”); and (iii) the holders of the shares of Common Stock and any other class of securities of the Corporation (other that the Series A Preferred Shares) that votes with the Common Stock, voting separately as a single class, shall be entitled to elect three members of the Board of Directors.  Directors shall be elected annually according to the provisions of this Paragraph 6(a) at an annual shareholders meeting to be held during the month of May beginning in 2006 or such other time as the Board of Directors determines.

(b)                                 Removal, Etc.  The holders of the Series A Preferred Shares may remove any of the Series A Directors at any time with or without cause by and only by the vote or written consent of the Requisite Percentage of outstanding Series A Preferred Shares, and any vacancy occurring by reason of such removal or by reason of the death, resignation or inability to serve of any such director, shall be filled by and only by a vote or written consent of the holders of the Requisite Percentage of the Series A Preferred Shares.  Any director elected by the holders of the shares of Common Stock may be removed at any time with or without cause by and only by the vote or written consent of the holders of a majority of the shares of Common Stock, and any vacancy occurring by reason of such removal or by reason of the death, resignation or inability to serve of any such director, shall be filled by and only by a vote or written consent of the holders of a majority of the shares of Common Stock, voting separately as a class.  Any director so elected under this Paragraph 6(b) shall serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal as provided herein.

(c)                                  Committees of the Board of Directors.  The holders of the Requisite Percentage of outstanding Series A Preferred Shares, so long as any shares of Series A Preferred Shares are outstanding, shall have the right to appoint one of the Series A Directors to each committee established by the Board of Directors.

(d)                                 If a majority of the Series A Preferred Shares are owned by a Person other than Minto Holdings or an Affiliate of Minto Holdings, then the rights of the holders of Series A Preferred Shares pursuant to Paragraph 6 hereof shall terminate.

7.                                       Redemption.

(a)                                  The Series A Preferred Shares shall not be subject to any sinking fund or mandatory redemption.  The Series A Preferred Shares may be redeemed by any individual holder of Series A Preferred Shares in whole but not in part (except the Series A Preferred Shares are redeemable in part if necessary to maintain the Corporation’s qualification as a REIT under the Code, after all other alternatives for the Corporation to maintain its qualification as a REIT under the Code have been exhausted) at the option of such holder with respect to such individual’s Series A Preferred Shares on or after (i) the First Redemption Date or (ii) the occurrence of a Triggering Event (each an “Optional Redemption”).  The Corporation shall give notice of the occurrence of a Triggering Event no later than 15 days after the consummation of the applicable transaction giving rise to the Triggering Event or the date on which the Corporation becomes aware of such Triggering Event if the Triggering Event was not caused by an affirmative action of the Corporation.  In any such case, such holder of Series A Preferred Shares, in order to effect an Optional Redemption, shall notify the Corporation in writing (the “Redemption Notice”) of its election to exercise the rights afforded by this Paragraph 7(a).  The Redemption Notice may be delivered at any time on or after the 150th day prior to the First Redemption Date or at any time following receipt of notice of the occurrence of a Triggering Event.  Upon receipt of the Redemption Notice, the Corporation shall promptly notify the remaining holders of the Series A Preferred Shares thereof.  The redemption price for each Series A Preferred Share delivered shall be cash in an amount equal to the Series A Liquidation Amount (the “Redemption Price”).  The Redemption Price shall be due and payable on or before the 150th day following delivery to the Corporation of the Redemption Notice; provided, however, that if an Event of Default occurs, the Redemption Price shall be due and payable on or before the 15th day following delivery to the Corporation of the Redemption Notice in respect of such Event of Default (in each case, the “Redemption Date”).

(b)                                 If an election to redeem is made and the Redemption Price is not paid by the Redemption Date, then 15 days after notice of non-payment is delivered to the Corporation, the dividend rate shall increase to an annual rate equal to the greater of (i) 8.0% or (ii) the prime rate as published by Citibank, N.A. plus 2.0%, with, in either case, 25 basis point increases each quarter thereafter as long as the Redemption Price remains unpaid.  Additionally, the holders of the Series A Preferred Shares by the Requisite Percentage of outstanding Series A Preferred Shares will have the right to cause the Corporation by written notice to sell sufficient assets (a “Partial Liquidation”) to pay the Redemption Price.  The Partial Liquidation shall be effectuated within three months of the date that the notice of non-payment is delivered.

(c)                                  The Corporation shall not have the right to elect to redeem the Series A Preferred Shares.

(d)                                 If the funds of the Corporation legally available for redemption of Series A Preferred Shares pursuant to Paragraph 4(a) are insufficient to redeem the total number of outstanding Series A Preferred Shares entitled to redemption, the Corporation shall redeem only such number of Series A Preferred Shares as may be allowed out of funds legally available for redemption of such shares and the holders of the Series A Preferred Shares shall have the rights accorded to them under Paragraph 7(b) above.  In such event, the Corporation shall select the shares for redemption on a pro rata basis for each holder based on its percentage of Series A Preferred Shares held.  At any time thereafter when additional funds of the Corporation are legally available for the redemption of such Series A Preferred Shares, such funds will be used at the earliest permissible time, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

(e)                                  On or prior to the applicable redemption payment date each holder of Series A Preferred Shares to be redeemed must present and surrender the certificates representing the Series A Preferred Shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares will be paid to or on the order of the Person whose name appears on such certificates as the owner thereof and each surrendered certificate will be canceled.  In the event that the Corporation does not have sufficient funds to redeem all shares called for redemption, a new certificate will be issued evidencing the unredeemed shares.  From and after the Redemption Date (unless the Corporation fails to pay the Redemption Price), all distributions on the Series A Preferred Shares to be redeemed will cease to accumulate and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accumulated and unpaid distributions to the Redemption Date), will cease and terminate and such shares will not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s share registry, and such shares shall not be deemed to be outstanding for any purposes whatsoever.

(f)                                    Any unredeemed shares shall remain outstanding and shall continue to have all rights and preferences (including, without limitation, dividend and voting rights) provided for herein and the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

(g)                                 Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all Series A Preferred Shares shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period, no Series A Preferred Shares shall be redeemed unless all outstanding Series A Preferred Shares are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.  In addition, unless full cumulative dividends on all outstanding Series A Preferred Shares have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any class or series of Junior Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).

(h)                                 Immediately prior to any redemption of Series A Preferred Shares, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the Redemption Date, unless such Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares for which a Redemption Notice has been given.

(i)                                     The notices provided for in this Paragraph 7 shall be sent, if by or on behalf of the Corporation, to the holders of the Series A Preferred Shares at their respective addresses as shall then appear on the records of the Corporation, or if by any holder of Series A Preferred Shares to the Corporation, at its principal executive office, by first class mail, postage prepaid, notifying such recipient of the redemption, the date of such redemption, the number of Series A Preferred Shares to be redeemed, the redemption price therefor and stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates evidencing such shares, be redeemed.

8.                                       Covenants.

(a)                                  The Corporation shall not permit at any time the ratio of (1) the outstanding aggregate principal amount of all outstanding Indebtedness of the Corporation, and of its Subsidiaries, determined at the applicable proportionate interest of the Corporation in each such Subsidiary determined in accordance with GAAP, plus the Series A Liquidation Amount, to (2) the sum of (i) Total Assets as of the end of the most recent calendar quarter and (ii) any increase in the Total Assets since the end of such quarter (the Total Assets adjusted by such increase is referred to as the “Adjusted Total Assets”) to be greater than 55%.

(b)                                 In addition to the limitation set forth in Paragraph 8(a) above, the Corporation shall not permit at any time the Consolidated Interest Coverage Ratio to be less than 2.0 to 1.

(c)                                  In addition to the limitations set forth in Paragraphs 8(a) and (b) above, the Corporation shall not permit at any time the ratio of (1) the aggregate principal amount of all outstanding Indebtedness of the Corporation, and of its Subsidiaries, determined at the applicable proportionate interest of the Corporation in each such Subsidiary determined in accordance with GAAP, subject to floating rate interest to (2) total Indebtedness plus the Series A Liquidation Amount, to be greater than 25%.

(d)                                 The Corporation will deliver to the holders of the Series A Preferred Shares a quarterly certificate from its Chief Executive Officer and Chief Financial Officer certifying the Corporation’s compliance with the covenants contained in Paragraphs 8(a), (b) and (c).

9.                                       Preemptive Rights.

The Series A Preferred Shares will have no preemptive rights.

10.                                 Status of Reacquired Shares.  Any Series A Preferred Shares redeemed pursuant to Paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate trust action as may be necessary to reduce accordingly the number of authorized Series A Preferred Shares.

11.                                 Exclusion of Other Rights.  Except as may otherwise be required by law or provided by contract, the Series A Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in these Articles of Amendment.

12.                                 Identical Rights.  Each of the Series A Preferred Shares shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series A Preferred Shares.

13.                                 Certificates.  So long as the Corporation is authorized to issue shares of more than one class, each certificate issued by the Corporation shall state that (i) the Corporation shall furnish a full statement of (a) the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class that the Corporation is authorized to issue, (b) the differences in the relative rights and preferences among the shares of each series to the extent they have been set and (c) the authority of the Board of Directors to set the relative rights and preferences of subsequent series to a holder of shares on request and without charge and (ii) that the holder of the shares evidenced by such certificate is subject to the provisions of the Shareholders Agreement and Supplemental Shareholders Agreement.  In the case of any lost, destroyed or stolen certificate, the Corporation shall issue a replacement certificate to the record holder thereof upon delivery by such holder to the Corporation, in form and substance reasonably satisfactory to the Corporation, of an affidavit of loss and an indemnification agreement covering the Corporation against damages arising out of the issuance of such replacement certificate.

14.                                 Amendments.  Any provision of these terms of the Series A Preferred Shares may be amended, modified or waived if and only if the holders of the Requisite Percentage of Series A Preferred Shares have consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of these Articles of Amendment.

15.                                 Definitions.

“Adjusted Total Assets” shall have the meaning set forth in Paragraph 8(a).

“Affiliate or Affiliates” shall mean with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Articles” shall mean the Articles of Incorporation of the Corporation originally filed with the State of Florida Department of State on December 8, 1977 and as further amended thereafter.

“Articles of Amendment” shall mean these Articles of Amendment filed by the Corporation in the office of the State of Florida Department of State designating the Series A Preferred Shares.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to be closed.

“Bylaws” shall have the meaning set forth in Paragraph 5(b)(i).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in Paragraph 2.

“Consolidated EBITDA” shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Corporation and its Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-recurring expenses of the Corporation and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Corporation and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Interest Charges” shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Corporation and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Corporation and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for a period to (b) Consolidated Interest Charges for such period plus the dividends on the Series A Preferred Shares.

“Consolidated Net Income” means, for any period, for the Corporation and its Subsidiaries on a consolidated basis, the net income of the Corporation and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

“Corporation” shall mean Minto Builders (Florida), Inc., a Florida corporation.

“Dividend Payment Date” shall have the meaning set forth in Paragraph 3(a) hereof.

“Dividend Record Date” shall have the meaning set forth in Paragraph 3(a) hereof.

“Event of Default” shall mean a breach or violation (which remains uncured after any cure period has expired) by the Corporation, Inland or Inland Western of (i) any of the financial covenants set forth in Paragraph 8 hereof, (ii) the Shareholders Agreement, (iii) the Put/Call Agreement, (iv) the Purchase Agreement or (v) the Subscription Agreement.

“First Redemption Date” shall mean the sixth anniversary of the date of these Articles of Amendment.

“FFO” shall mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.

“GAAP” shall mean such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required hereunder.

“Indebtedness” means any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) the reimbursement obligations, continent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property as lessee which would be reflected on the balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also included, to the extent not otherwise included, any obligation to be liable for, or to pay, an obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

“Inland” shall mean Inland American Real Estate Trust, Inc., a Maryland corporation.

“Inland Group” shall mean The Inland Group, Inc., a Delaware corporation, and any direct or indirect wholly-owned subsidiary.

“Inland Western” shall mean The Inland Western Real Estate Trust, Inc., a Maryland corporation.

“Management Agreements” shall mean the Business Management Agreement, to be dated as of October 11, 2005, to be entered into by and between the Corporation and Inland American Business Manager and Advisor, Inc., an Illinois corporation and any Property Management Agreement to be entered into by and between the Company and any applicable property manager from time to time.

“Optional Redemption” shall have the meaning set forth in Paragraph 7(a) hereof.

“Ownership Limit” shall have the meaning set forth in the Articles.

“Person” shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, limited liability company, joint stock company, and any government, governmental department or agency or political subdivision thereof or any other entity.

“Purchase Agreement” shall mean that agreement to be entered into among the Corporation, Minto Holdings Inc., a Canadian corporation, Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Put/Call Agreement” shall mean that agreement to be entered into among the Corporation, Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Redemption Date” shall have the meaning set forth in Paragraph 7(a) hereof.

“Redemption Notice” shall have the meaning set forth in Paragraph 7(a) hereof.

“Redemption Price” shall have the meaning set forth in Paragraph 7(a) hereof.

“REIT” shall have the meaning set forth in Paragraph 3(c)(ii).

“Restricted Action” shall have the meaning set forth in Paragraph 5(b).

“Requisite Percentage” shall mean, as of any time, the holders of greater than 50% of the Series A Preferred Shares outstanding at that time.

“Sale of the Corporation” shall mean a single transaction or a series of related transactions pursuant to which (i) a Person or Persons acquire all or substantially all of the shares of beneficial interest or assets of the Corporation or the Corporation’s Subsidiaries; and (ii) the shareholders of the Corporation immediately prior to such transaction or series of transactions do not as a group hold at least 50% of the economic interest and Voting Power of such acquiring Person or Persons upon the completion of such transaction.

“Series A Liquidation Amount” shall have the meaning set forth in Paragraph 4(a).

“Series A Preferred Shares” shall have the meaning set forth in the recitals hereof.

“Shareholders Agreement” shall mean that agreement to be entered into among the Corporation, Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Subscription Agreement” shall mean the Series C Preferred Stock Subscription Agreement to be entered into among the Corporation, Inland Western and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Supplemental Shareholders Agreement” shall mean that agreement to be entered into between Inland and Minto (Delaware), LLC, a Delaware limited liability company, to be dated as of October 11, 2005.

“Subsidiary” shall mean any Person that the Corporation now or hereafter shall at the time own, directly or indirectly through another Person, at least a majority of the outstanding capital stock or equity interest (or other beneficial interest) or a majority of the Voting Power of such Person; and the term “Subsidiaries” shall mean all of such Persons collectively.

“Total Assets” shall mean as of any date the Undepreciated Real Estate Assets of the Corporation, and of its Subsidiaries determined at the applicable proportionate interest of the Corporation in each such Subsidiary determined in accordance with GAAP.

“Triggering Event” shall occur when (i)(A) the Corporation takes any Restricted Action, without the affirmative vote or approval of the holders of the Requisite Percentage of the Series A Preferred

Shares, or otherwise breaches its obligations hereunder or under the Shareholders Agreement or (B) Inland breaches its obligation under the Purchase Agreement, in each case which breach is not cured without material adverse effect on the holders of Series A Preferred Shares within 30 days after written demand for such cure from the holders of the Requisite Percentage of the Series A Preferred Shares or (ii) there shall have occurred an Event of Default.

“Undepreciated Real Estate Assets” shall mean as of any date the cost (original cost plus capital improvements) of real estate assets of the Corporation and its Subsidiaries on such date, before depreciation and amortization.

“Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote generally in the election of directors or persons performing substantially equivalent tasks and responsibilities.

16.                                 Severability of Provisions.  If any right, preference or limitation of the Series A Preferred Shares set forth in these Articles of Amendment (as such Articles of Amendment may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in these Articles of Amendment (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

THIRD:  The Series A Preferred Shares have been classified and designated by the Board of Directors under the authority contained in the Articles.

FOURTH:  These Articles of Amendment contain amendments to the Corporation’s First Amended and Restated Articles of Incorporation requiring shareholder approval and the sole shareholder of the Corporation, by resolution duly adopted by written consent effective as of October 7, 2005, cast a number of votes sufficient for approval of these Articles of Amendment.  Further, the Board of Directors of the Corporation, by resolution duly adopted by written consent effective as of October 7, 2005, approved these Articles of Amendment.

FIFTH:  Each of the undersigned acknowledges these Articles of Amendment to be the act of the Corporation and, as to all matters and facts required to be verified under oath each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this 7th day of October, 2005.

MINTO BUILDERS (FLORIDA), INC.

	By:	/s/ Michael Greenberg
Name: Michael Greenberg
Title: President

	By:	/s/ Philippe Joanisse
Name: Philippe Joanisse
Title: Senior Vice President

ATTEST:

/s/ Michelle Steelman
Name: Michelle Steelman
Title: Associations Manager